Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the Annual Report on Form 10-K of RAINEARTH INC. for the year ended April 30, 2010, I, Zhu, YongFu, President and Chief Executive Officer of RainEarth Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Form 10-K for the year ended April 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-K for the year ended April 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of RainEarth Inc..

/s/ Zhu, YongFu
Date: August 14, 2010	Zhu, YongFu
President and Chief Executive Officer